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SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 29,
1996


                          NYCOR, INC.
-----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


                           Delaware
-----------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation)


      0-15299                             22-2748564
      -------                             ----------
(Commission File Number)     (IRS Employer Identification Number)



     287 Childs Road
     Basking Ridge, New Jersey            07920
     -------------------------            -----
(Address of principal executive offices)  (Zip Code)

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Registrant's telephone number, including area code (908) 953-8200


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Item 5.     Other Events


                On January 29, 1996, the announced its financial results for the year ended December 31, 1995.
                In accordance with General Instruction F to Form
                8-K, a copy of the Registrant's Press Release dated January 29, 1996 is attached hereto as
                Exhibit 20 and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits


(c)             Exhibits

     20         News Release dated January 29, 1996.


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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NYCOR, INC.




                                    BY: /s/ Kent E. Hansen
                                    Vice President-Finance
                                    and General Counsel




Date:  March 27, 1996          Signing both in his capacity as
                               Vice President of the Registrant
                               and as Chief Financial Officer of
                               the Registrant




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ITEM 7.       Financial Statements and Exhibits


(c)             Exhibits

                                                 Exhibit 20

NYCOR Reports 1995 Loss; Declares Regular Quarterly Dividend on
---------------------------------------------------------------
Preferred Stock
---------------


Basking Ridge, NJ -- January 29, 1996 -- NYCOR, Inc. (NASDAQ:
NYCOA) reported a loss of $4.1 million, or 79 cents per share, on revenues of $78.9 million, for the year ending December 31, 1995.
In 1994 the company earned $0.64 million, or a loss of 17 cents per share, after giving effect to Preferred Stock dividends, on revenues of $75 million.

In the fourth quarter, NYCOR had a loss of $0.95 million, or 19 cents per share, on revenues of $22.3. Fourth quarter earnings in 1994 were $0.06 million, or a loss of 5 cents per share, after giving effect to Preferred Stock dividends, on revenues of $19 million.

The company stated that its earnings continue to be impacted by manufacturing inefficiencies at its compressor operations as efforts to operate an automated assembly system delivered in the third quarter of 1995 continue. The company continues to expect that in 1996 there will be a strong demand for rotary air conditioner compressors as a result of the global shortage of compressors and that the investments made in 1995 to improve efficiency at its compressor operations will favorably impact
1996 results. The company also stated that it believes management at its Melcor operation, which produces thermoelectric heating and cooling modules, is positioning Melcor to take advantage of opportunities in the markets it serves.

The company has previously announced its agreement to merge with Fedders Corporation, subject to approval of the stockholders of both companies.

The company also announced that the Board of Directors has declared a dividend of $0.425 per share of its $1.70 Convertible
Exchangeable Preferred Stock, to be paid March 15, 1996 to stockholders of record on March 1, 1996. The company's preferred stock will be exchanged on March 15, 1996 for 8 1/2% Convertible
Subordinated Debentures due 2012.




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                           NYCOR, Inc.
                          ------------
         Results of the year ended December 31,1995
        (Amounts in Thousands, Except Per Share Data)

                                     Twelve Months
                                     Ended Dec. 31
                                     -------------
                                       1995        1994
                                       ----        ----
Net Sales                            $78,867     $75,237

Net Income (loss)                    $(4,061)    $   635

Net income (loss) per share          $ (0.79)    $(0.17)

Weighted average shares                 7,580      7,583

Preferred stock dividends            $ 1,955     $ 1,955


                                     Fourth Quarter
                                     Ended Dec. 31
                                       1995        1994
                                       ----        ----
Net Sales                            $22,280     $19,122

Net Income (loss)                    $ (947)     $    60

Net income (loss) per share          $(0.19)     $(0.05)

Weighted average shares                7,580       7,580

Preferred stock dividends            $   489     $   489
